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                                                                EXHIBIT 99.1

                            COACHMEN INDUSTRIES, INC.
             2831 DEXTER DRIVE  P.O. BOX 3300  ELKHART, INDIANA 46515
                         574/262-0123  FAX 574/262-8823


                                  NEWS RELEASE

For immediate release Monday, July 29, 2002

COACHMEN INDUSTRIES, INC. REPORTS GAIN IN SECOND QUARTER EARNINGS; AFFIRMS OUTLOOK FOR 2002


        o SECOND QUARTER EARNINGS OF $0.22 PER SHARE MARK SIGNIFICANT IMPROVEMENT OVER $0.09 PER SHARE IN YEAR-EARLIER PERIOD.

        o RV SALES UP 18.6%; RV PRE-TAX INCOME UP 155%.

        o PRODUCTION AND BACKLOGS INCREASING IN RECREATIONAL VEHICLES AND MODULAR HOUSING.

        o CASH FLOW FOR FIRST HALF TOTALS $24.3 MILLION WITH $63.9 MILLION IN CASH AND SECURITIES AT END OF QUARTER.


ELKHART, IND. - Coachmen Industries, Inc. (NYSE: COA) today announced sharply higher earnings for the second quarter of 2002 compared with a year ago, a performance that is consistent with the Company's expectation for a return to profitability for the full year 2002.

Coachmen reported earnings of $3.6 million, or $0.22 per share, for the quarter, compared with earnings of $1.4 million, or $0.09 per share in the year-earlier period, which included amortization of goodwill of $0.3 million. Sales for the second quarter increased to $172.7 million versus $162.4 million in the second quarter of 2001, reflecting strong RV shipments, but weaker results for modular telecommunications structures.

Claire C. Skinner, Chairman, Chief Executive Officer and President, remarked, "As we had publicly forecast, we returned to profitability in the second quarter and believe we are on track to report a solid profit for the full year. Our year-to-date performance has improved significantly over last year, and the trends in our two business groups are becoming increasingly positive. The momentum in our RV business continues to improve aided by the uptrend in our market share. Coachmen's share of wholesale

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Coachmen Industries, Inc. Reports Second Quarter Results
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shipments  through June is 6.8%, a 9.7% increase from its 2001 full-year  share.
As a result of the positive response by our dealers and consumers to our new design and product changes and an improving overall market for recreational vehicles, our RV segment is delivering strong gains from the year-ago period. Coachmen's recreational vehicle wholesale shipments through June are up 17.5%, compared to a 14.6% growth rate for the entire industry. Primarily as a result of the decreased demand for commercial structures in the telecommunications industry, the results of our Modular Housing and Building group continue to be down from year-ago levels. However, incoming orders for housing and non-telecom structures started strengthening during the second quarter, giving us some reasonable optimism about the prospects for this segment, as well, during the second half of this year."


                          THREE MONTHS ENDED                 YEAR TO DATE
                               JUNE 30,                         JUNE 30,
                             2002       2001               2002          2001
                          ------------------           ------------------------

SALES
Recreational Vehicle     $ 111,382  $  93,914          $ 220,903      $ 200,178
Modular Housing/Building    61,323     68,445            106,259        115,105
                           -------     ------            -------        -------
     Total               $ 172,705  $ 162,359          $ 327,162      $ 315,283
                         =========  =========          =========      =========

PRE-TAX INCOME/(LOSS)
Recreational Vehicle     $   1,110  $ (1,998)          $     537      $ (7,509)
Modular Housing/Building     3,970     5,723               3,458         6,198
Other                          327    (1,478)                516        (4,234)
                           -------    -------             ------        ------
     Total               $   5,407  $  2,247           $   4,511        (5,545)
                         =========  ========           =========        ======

RECREATIONAL VEHICLE SEGMENT

The Company's Recreational Vehicle segment continues to benefit from the improving trend in both wholesale and retail purchases that began industry-wide during the fourth quarter of 2001 and is accelerating as 2002 progresses. Coachmen is experiencing even higher levels of demand for its broad line of recreational vehicles as a result of the extensive redesign and brand strategy changes made during 2001. Based on industry reports, Coachmen once again is the top-selling brand of combined travel trailers/fifth wheels during the first five months of 2002. Coachmen's daily production rate for all of its brands in units continues to increase on a sequential basis and was up 21% versus the second quarter a year ago. In June, production hit its highest level of the year thus far, up 71% from the year-ago period. Coachmen began shipping Class A and Class C products from its recently reopened motor home facility in June, and plans to continue to increase production at all of its Coachmen plants during the third quarter. Dealer response to Coachmen's 2003 product line has been overwhelmingly positive. The Company held its annual dealer seminar last week in Orlando showcasing its 2003 product line, which resulted in a substantial number of new orders from dealers.

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Coachmen Industries, Inc. Reports Second Quarter Results
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MODULAR HOUSING AND BUILDING SEGMENT

The Company's Modular Housing and Building segment reported lower sales but remained profitable in the second quarter. Lower demand for commercial modular structures used in the telecom industry continues to impact the overall performance of this segment. However, during the second quarter, residential modular home production and shipments increased. Late in the quarter, the Company introduced its new line of log homes under the AmerilogTM brand, which will open a whole new market of growth opportunities for the Company. Coachmen continues to expect an improvement in the results for this business segment during the remainder of the year. Backlogs began increasing during the last two months of the second quarter, and the demand from builders and consumers for the Company's modular homes is continuing to improve thus far in the third quarter.

BALANCE SHEET/CASH FLOW

As of June 30, 2002, the Company had cash and marketable securities of $63.9 million and shareholders' equity of $211.8 million. Cash flow was $24.3 million for first six months. Capital expenditures totaled $1.2 million for the second quarter.

Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, said, "We are pleased with our improved performance during the second quarter and are encouraged by the trends for our overall business. Most importantly, we have returned to profitability. Our gross margins and cash flow are increasing, operating expenses are below 2001 levels, and our balance sheet remains strong. As our industry position continues to improve, we are well poised to improve our performance throughout the remainder of this year and into 2003."

OUTLOOK

Chairman Skinner said, "Our second quarter results were consistent with our expectations of generating positive year-to-year earnings comparisons for the remainder of the year. We continue to anticipate reporting earnings of approximately $0.75 per share for the full year. Reaching that level of earnings is another solid step toward our ultimate goal of achieving a full recovery in margins and our historical levels of profitability."

Founded in 1964, Coachmen Industries, Inc. is one of the nation's leading manufacturers of recreational vehicles with well-known brand names including Coachmen(R), Georgie Boy(R), Shasta(R) and Viking(R). Coachmen Industries is also the largest modular home producer in the nation with its All American Homes(R) and Mod-U-Kraf(R) subsidiaries. Modular commercial and telecommunications structures are manufactured by the Company's Miller Building Systems subsidiary. Coachmen is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

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Coachmen Industries, Inc. Reports Second Quarter Results
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July 29, 2002
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THIS  RELEASE  CONTAINS  FORWARD-LOOKING  STATEMENTS  WITHIN THE  MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED NOT TO
PLACE  UNDUE  RELIANCE  ON  FORWARD-LOOKING STATEMENTS,   WHICH  ARE  INHERENTLY
UNCERTAIN. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THAT PROJECTED OR SUGGESTED DUE TO CERTAIN RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO THE POTENTIAL FLUCTUATIONS IN THE COMPANY'S OPERATING RESULTS, THE CONDITION OF THE TELECOMMUNICATIONS INDUSTRY WHICH PURCHASES MODULAR STRUCTURES, THE AVAILABILITY AND THE PRICE OF GASOLINE, THE COMPANY'S DEPENDENCE ON CHASSIS SUPPLIERS, INTEREST RATES, COMPETITION, GOVERNMENT REGULATIONS, LEGISLATION GOVERNING THE RELATIONSHIPS OF THE COMPANY WITH ITS RECREATIONAL VEHICLE DEALERS, THE IMPACT OF CONSUMER CONFIDENCE AND ECONOMIC UNCERTAINTY ON HIGH-COST DISCRETIONARY PRODUCT PURCHASES AND OTHER RISKS IDENTIFIED IN THE COMPANY'S SEC FILINGS.


For more information:
        Joseph P.Tomczak
        Executive Vice President and
        Chief Financial Officer
        574-262-0123

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Coachmen Industries, Inc. Reports Second Quarter Results
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                           COACHMEN INDUSTRIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                              THREE MONTHS ENDED             YEAR TO DATE
                                   JUNE 30,                     JUNE 30,
                               2002        2001              2002       2001
                             -------     -------            -------    ------

NET SALES                   $ 172,705  $ 162,359         $ 327,162   $ 315,283

GROSS PROFIT - $               28,422     28,059            48,402      44,181
GROSS PROFIT - %                 16.5%      17.3%             14.8%       14.0%

GS&A -  $                      23,507     24,580            44,898      48,129
GS&A -  %                        13.6%      15.1%             13.7%       15.3%

Operating Income/(Loss) - $     4,915      3,479             3,504      (3,948)
Operating Income/(Loss) - %       2.8%       2.1%              1.1%       (1.3)%

Other (Income)/Expense           (492)     1,232            (1,007)      1,597

Pre-Tax Profit/(Loss) - $       5,407      2,247             4,511      (5,545)
Pre-Tax Profit/(Loss) - %         3.1%       1.4%              1.4%       (1.8)%

Tax Expense/(Benefit)           1,844        823             1,538      (2,029)

Net Income/(Loss)               3,563      1,424             2,973      (3,516)
Earning/(Loss) per share -
     Basic & Diluted             0.22       0.09              0.18       (0.22)

Weighted Average Shares
Outstanding
     Basic                     16,112     15,778            16,065      15,773
     Diluted                   16,228     15,855            16,188      15,773

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Coachmen Industries, Inc. Reports Second Quarter Results
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July 29, 2002
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                           COACHMEN INDUSTRIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

ASSETS                                          6/30/02             12/31/01
------                                          -------             --------

Current Assets
--------------
   Cash and temporary cash investments       $  52,699             $  28,416
   Marketable securities                        11,181                12,180
   Accounts receivable                          33,953                23,756
   Inventories                                  77,155                80,477
   Prepaid expenses and other                    7,893                 9,059
   Deferred income taxes                         7,115                 7,319
                                                 -----                 -----
      Total Current Assets                     189,996               161,207

Property & equipment, net                       77,486                80,233
Goodwill and other, net                         18,954                18,954
Other                                           24,403                28,166
                                                ------                ------

      Total Assets                           $ 310,839             $ 288,560
                                             =========             =========


LIABILITIES AND SHAREHOLDERS' EQUITY            6/30/02             12/31/01
------------------------------------            -------             --------

Current Liabilities
-------------------
  Current portion of long-term debt          $     914             $     917
  Accounts payable, trade                       33,153                18,944
  Accrued income taxes                           2,194                   494
  Other accruals                                41,213                38,846
                                                ------                ------
      Total Current Liabilities                 77,474                59,201


Long-term debt                                  10,777                11,001
Deferred income taxes                            2,158                 1,257
Other                                            8,636                 8,461
                                                 -----                 -----
Total liabilities                               99,045                79,920
Shareholder's Equity                           211,794               208,640
                                               -------               -------
      Total Liabilities and Shareholders'
        Equity                               $ 310,839             $ 288,560
                                             =========             =========


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Coachmen Industries, Inc. Reports Second Quarter Results
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July 29, 2002
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                           COACHMEN INDUSTRIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                          SIX MONTHS ENDED
                                                              JUNE 30,
                                                          2002          2001
                                                          ----          ----

CASH FLOW FROM OPERATIONS                               $ 20,756     $ 27,568

CASH FLOW FROM/(USED IN) ACQUISITION
  & INVESTING ACTIVITIES                                   4,585       (4,269)

Net Borrowings                                              (227)         239
Issuance/Purchase of Stock                                   777          525
Dividends                                                 (1,608)      (1,579)
                                                          ------       ------
   CASH FLOW FROM/(USED IN) FINANCING ACTIVITIES          (1,058)        (815)

INCREASE IN CASH AND TEMPORARY CASH INVESTMENTS           24,283       22,484

Beginning of Period Cash and Temporary Cash Investments   28,416        2,614
                                                          ------        -----

ENDING CASH AND TEMPORARY CASH INVESTMENTS              $ 52,699     $ 25,098
                                                        ========     ========


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